Exhibit 24.1

INNSUITES HOSPITALITY TRUST

POWER OF ATTORNEY

Each of the undersigned officers and trustees of InnSuites Hospitality Trust, an Ohio unincorporated real estate investment trust, which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Adam B. Remis, Chief Financial Officer, in his own capacity, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign in any and all capacities and file: (i) such Registration Statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all additional amendments, post-effective amendments and supplements thereto (or any other registration statements for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act); and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 31st day of January 2018.

/s/ James F. Wirth	/s/ Marc E. Berg
James F. Wirth, Chairman and Chief Executive Officer	Marc E. Berg, Trustee

/s/ Steven S. Robson	/s/ Leslie T. Kutasi
Steven S. Robson, Trustee	Leslie T. Kutasi, Trustee

/s/ Jessie Ronnie Chase
Jessie Ronnie Chase, Trustee